Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256031 on Form F-3 and Registration Statement Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 of our reports dated March 11, 2022, relating to the financial statements of ArcelorMittal and the effectiveness of ArcelorMittal's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg
March 11, 2022